UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

FOR

CIG WIRELESS CORP. and SUBSIDIARIES and

SOUTHERN TOWER ANTENNA RENTAL (STAR 14 TOWERS)

On December 17, 2013, CIG Wireless Corp. (the “Company”) acquired fourteen (14) communication towers from Southern Tower Antenna Rental, LLC (“STAR”) pursuant to an amendment to the asset purchase agreement (“APA) entered into on May 17, 2013. The purchase price was $6.3 million which includes adjustments related to certain expense and income adjustments in accordance with the APA. The acquisition included an assignment of all underlying ground leases and tenant leases associated with the towers. The assets acquired consist of the towers, the underlying ground leases and tenant leases. The Company did not assume any liabilities that occurred prior to the acquisition date.

The following unaudited combined pro forma balance sheet as of September 30, 2013 for the Company and the STAR acquisition and the unaudited pro forma combined statements of operations for the nine months ended September 30, 2013 and the year ended December 31, 2012 are based on available financial information. The pro forma adjustments related to the STAR acquisition are based on the statement of assets acquired and liabilities assumed calculated on the basis of the preliminary purchase price allocation. The unaudited pro forma statements of operations for the year ended December 31, 2012 and the nine months ended September 30, 2013 are derived from the statements of revenues and direct expenses for those periods. The unaudited pro forma balance sheet as of September 30, 2013 for the Company and STAR gives effect to the acquisition as if it had occurred on September 30, 2013 and includes all adjustments that give effect to events that are directly attributable to the acquisition. The unaudited combined statements of operations for the nine months ended September 30, 2013 and the year ended December 31, 2012 give effect to the acquisition as if it had occurred on January 1, 2011 and include all adjustments that give effect to events that are directly attributable to the acquisition and are expected to have a continuing impact.

The unaudited pro forma combined financial statements reflect certain adjustments that are directly attributable to the acquisitions and factually supportable and are based on management’s estimates of the fair values of tangible and intangible assets acquired. The Company may make additional adjustments to the fair values, and these valuations could change significantly in the future from those used to determine certain adjustments in the pro forma condensed combined financial statements.

The unaudited pro forma combined financial statements are presented for informational purposes only and are not intended to represent or to be indicative of the results of operations and financial position that the Company would have reported had the acquisitions been completed as of the date set forth in the unaudited pro forma condensed combined financial statements.

These unaudited pro forma combined financial statements should be read in conjunction with:

-	The Company’s historical consolidated financial statements and notes thereto contained in its Annual Report on Form 10-K for the transition period ended December 31, 2012;
-	The Company’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2013; and
-	The Company’s Current Report on Amended Form 8-K filed with the Securities and Exchange Commission on December 23, 2013 which includes additional details about the acquisition of towers from STAR.

CIG WIRELESS CORP. AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED BALANCE SHEETS

AS OF SEPTEMBER 30, 2013

		Pro Forma Adjustments
	CIG
	Wireless,
	Corp.	STAR		Pro Forma
	Historical	Acquisition and Financing		Combined
ASSETS
Current Assets
Cash and cash equivalents	$938,646	$678,749	A	$1,617,395
Accounts receivable	56,069	-		56,069
Accounts receivable due from related parties	27,517	-		27,517
Prepaid expenses	390,353	3,956	F	394,309
Total current assets	1,412,585	682,705		2,095,290
Restricted cash	900,475	-		900,475
Property, equipment and software	53,052,371	4,343,370	F	57,395,741
Intangible assets	12,039,038	2,025,000	F	14,064,038
Goodwill	554,125	-		554,125
Long-term prepaid rent	347,189	-		347,189
Deferred rent assets	337,142	-		337,142
Deferred financing costs, net	381,591	-		381,591
Total assets	$69,024,516	$7,051,075		$76,075,591

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable and accrued liabilities	$1,105,065	$1,394	F	$1,106,459
Accounts payable due to related parties	62,108	-		62,108
Deferred revenue	633,175	17,652	F	650,827
Derivative liability	4,489,847	763,797	B	5,253,644
Current portion of notes payable to related parties	350,249	-		350,249
Total current liabilities	6,640,444	782,843		7,423,287

Long-term deferred revenue	405,000	-		405,000
Deferred rent liabilities	577,346	-		577,346
Asset retirement obligations	1,722,327	68,370	F	1,790,697
Long-term subordinated obligation to related parties	666,024	-		666,024
Long-term debt	19,090,214	1,500,000	C	20,590,214
Total liabilities	29,101,355	2,351,213		31,452,568

Series A-1 redeemable preferred stock	21,410,424	3,594,694	D	25,005,118
Series A-2 redeemable convertible preferred stock	6,317,317	1,105,168	E	7,422,485
Redeemable common stock	3,050,250	-		3,050,250

Stockholders' Equity
Series B 6% 2012 convertible preferred stock	17	-		17
Common stock	220	-		220
Additional paid-in capital	13,272,057	-		13,272,057
Accumulated deficit	(15,491,229)	-		(15,491,229)
Total CIG Wireless Corp. stockholders' equity	(2,218,935)	-		(2,218,935)
Non-controlling interest	11,364,105	-		11,364,105
Total stockholders' equity	9,145,170	-		9,145,170
Total liabilities and stockholders' equity	$69,024,516	$7,051,075		$76,075,591

The accompanying notes are an integral part of these unaudited combined financial statements.

CIG WIRELESS CORP. AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2013

	CIG Wireless Corp.	STAR	Pro Forma Adjustments		Pro Forma Combined

Rent revenue	$1,972,454	$149,958	-		$2,122,412
Origination and management fees to related parties	30,263	-	-		30,263
Service revenue	41,158	-	-		41,158
Total operating revenue	2,043,875	149,958	-		2,193,833

Operating expenses:
Cost of operations:
Site rental	796,320	68,747	-		865,067
Other site-related costs	540,817	-	-		540,817
General and administrative expenses	4,652,823	-	-		4,652,823
Shared services from related parties	200,091	-	-		200,091
Depreciation and accretion expense	1,536,769	127,175	-		1,663,944
Total operating expenses	7,726,820	195,922	-		7,922,742
Loss from operations	(5,682,945)	(45,964)			(5,728,909)

Other income (expenses):
Interest expense	(1,030,166)	-	(95,625)	A	(1,125,791)
Interest expense from related parties	(19,039)	-	-		(19,039)
Gain on extinguishment of liabilities	78,000	-	-		78,000
Gain on change in fair value of derivative	65,087	-	-		65,087
Losses allocated to related party investors	27,798	-	-		27,798
Loss on modification of Class A interests	(2,687,743)	-	-		(2,687,743)
Total other income (expenses)	(3,566,063)	-	(95,625)		(3,661,688)

Net loss	(9,249,008)	(45,964)	(95,625)		(9,390,597)
Losses attributable to non-controlling interest	2,332,153	-	-		2,332,153
Net loss attributable to CIG Wireless Corp.	(6,916,855)	(45,964)	(95,625)		(7,058,444)
Accretion of preferred stock redemption value	(967,169)	-	(675,000)	A	(1,642,169)
Preferred stock dividends	(167,109)	-	-		(167,109)
Net loss attributable to common
stockholders	(8,051,133)	(45,964)	(770,625)		(8,867,722)

Net loss per share:
Net loss per share attributable to common
stockholders, basic and diluted	$(0.34)	$-	(0.04)		$(0.38)
Weighted average common shares outstanding, basic and diluted	23,478,318	-	-		23,478,318

CIG WIRELESS CORP. AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2012

	CIG Wireless Corp	STAR	Pro Forma Adjustments		Pro Forma Combined

Rent revenue	$1,825,847	$26,400	-		$1,852,247
Origination and management fees to related parties	106,909	-	-		106,909
Service revenue	74,790	-	-		74,790
Total operating revenue	2,007,546	26,400			2,033,946

Operating expense:
Cost of operations:
Site rental	756,253	10,754	-		767,007
Other site-related costs	601,438	-	-		601,438
General and administrative expenses	8,001,821	-	-		8,001,821
Shared services from related parties	548,116	-	-		548,116
Depreciation and accretion expense	1,215,759	23,282	-		1,239,041
Loss on sale of fixed assets	6,758	-	-		6,758
Total operating expenses	11,130,145	34,036			11,164,181

Loss from operations	(9,122,599)	(7,636)	-		(9,130,235)

Other income (expenses):
Interest expense	(804,284)	-	(127,500)	A	(931,784)
Interest expense from related parties	(747,124)	-	-		(747,124)
Loss on extinguishment of long-term subordinated obligations to related parties	1,680,766	-	-		1,680,766
Losses allocated to related party investors	(781,858)	-	-		(781,858)
Bargain purchase gain	868,929	-	-		868,929
Total other income (expenses)	216,429	-	(127,500)		88,929

Net loss	(8,906,170)	(7,636)	(127,500)		(9,041,306)
Losses attributable to non-controlling interest	1,200,823	-	-		1,200,823
Net loss attributable to CIG Wireless Corp.	(7,705,347)	(7,636)	(127,500)		(7,840,483)
Accretion of preferred stock redemption value	-	-	(900,000)	A	(900,000)
Preferred stock dividends	(18,149)	-	-		(18,149)
Net loss attributable to common stockholders	$(7,723,496)	$(7,636)	$(1,027,500)		$(8,758,632)

Net loss per share:
Net loss per share attributable to common stockholders, basic and diluted	$(0.38)	$-	(0.05)		$(0.43)
Weighted average common shares outstanding, basic and diluted	20,300,934	-	-		20,300,934

CIG WIRELESS CORP. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

1.	Description of the Transactions

On December 17, 2013, CIG Wireless Corp. (the “Company”) acquired fourteen (14) communication towers from Southern Tower Antenna Rental, LLC (“STAR”) pursuant to an amendment to the asset purchase agreement (“APA) entered into on May 17, 2013. The purchase price was $6.3 million which included adjustments related to certain expense and income adjustments in accordance with the APA. The acquisition included an assignment of all underlying ground leases and tenant leases associated with the towers. The assets acquired consist of the towers, the underlying ground leases and tenant leases. The Company did not assume any liabilities that occurred prior to the acquisition date.

2.	Basis of Presentation

The unaudited pro forma combined financial statements reflect certain adjustments based on management’s estimates of the fair values of tangible and intangible assets acquired. The Company may make additional adjustments to the fair values, and these valuations could change significantly from those used to determine certain adjustments in the pro forma combined financial statement.

The unaudited pro forma financial statements have been presented based on historical financial information whenever available. The pro forma adjustments for STAR included in the pro forma balance sheet is derived from the statement of assets acquired and liabilities assumed on the basis of the preliminary purchase price allocation.

3.	Pro forma adjustments

Pro forma balance sheet as of September 30, 2013:

A-	Reflect proceeds from the sale of Series A-1 and Series A-2 preferred stock for $6.0 million partially offset by the Series A-1 and Series A-2 transaction costs of $0.5 million in addition to proceeds from borrowings under the Company’s credit facility of $1.5 million. The net proceeds were used to pay for the STAR acquisition of 14 towers.
B-	Reflect the derivative liability in connection with issuance of additional shares of Series A-2 convertible preferred stock.
C-	Reflect borrowings under the credit facility of $1.5 million.
D-	Reflect proceeds under the series A-1 nonconvertible preferred stock used to fund the STAR acquisitions.
E-	Reflect proceeds under the series A-2 convertible preferred stock used to fund the STAR acquisitions.
F-	Reflect the assets acquired and liabilities assumed in the STAR acquisition recorded at their estimated fair values based upon the preliminary purchase price allocation.

Pro forma statements of operations for the nine months ended September 30, 2013 and the year ended December 31, 2013:

A-	Reflect the interest on the credit facility of $1.5 million and the accretion of the Series A-1 and Series A-2 preferred stock to their redemption values.